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                                                                  EXHIBIT (o)(5)


                        BRANDES INVESTMENT PARTNERS, L.P.

        AMENDMENT TO CODE OF ETHICS (DATED APRIL 1, 1997, AS AMENDED ON
                   MARCH 1, 2000) EFFECTIVE SEPTEMBER 1, 2000

The Code of Ethics for Brandes Investment Partners, L.P. and affiliates ("Brandes"), dated April 1, 1997, as amended on March 1, 2000, is hereby further amended to include the following substantive provisions effective September 1, 2000.

REPORTS REQUIRED

I.    Initial Holdings Report

      No later than 10 days after the person becomes an Employee of Brandes, the Employee shall provide the Legal/Compliance Department with the following information:

      (A) The title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership(1) when the person became an Employee of Brandes;

      (B) The name of any broker, dealer or bank with whom the Employee maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an Employee of Brandes; and

      (C) The date that the report is submitted by the Employee.


NO INITIAL HOLDINGS REPORT IS REQUIRED FROM AN EMPLOYEE WHO WAS AN EMPLOYEE PRIOR TO THE EFFECTIVE DATE OF THIS AMENDMENT AND WHO HAS BEEN REPORTING TRANSACTIONS IN ALL HIS OR HER EMPLOYEE-RELATED ACCOUNTS IN ACCORDANCE WITH BRANDES' CODE OF ETHICS.

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1    "Beneficial Ownership" is interpreted in the same manner as it is under
     Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security and includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." "Beneficial ownership" includes (i) securities held by members of a person's immediate family sharing the same household and includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law" and includes adoptive relationships and
     (ii) a right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.
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II.   Annual Holdings Report

      Each Employee shall, on an annual basis, provide the Legal/Compliance Department with the following information that must be current as of the calendar year end for which the report is submitted:

      (A) The title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership;

      (B) The name of any broker, dealer or bank with whom an Employee maintains an account in which securities are held for the direct or indirect benefit of the Employee; and

      (C) The date that the report is submitted by the Employee.

The Annual Holdings Report shall be submitted no later than 30 days following the calendar year end to which the report relates.

PLEASE NOTE: AN INITIAL HOLDINGS REPORT AND EVERY ANNUAL HOLDINGS REPORT FILED BY AN EMPLOYEE SHALL ALSO INCLUDE A LISTING OF ALL COVERED SECURITIES IN ANY EMPLOYEE-RELATED ACCOUNT OVER WHICH EITHER BRANDES OR A THIRD PARTY HAS INVESTMENT DISCRETION FOR AND ON BEHALF OF SUCH EMPLOYEE-RELATED ACCOUNT.


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III.  Definitions

"COVERED SECURITY" means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 Act [15 U.S.C. 80a-2(a)(36)](2), except that it does not include:

      (a)   Direct obligations of the Government of the United States;

      (b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

      (c) Shares issued by any open-end investment company registered under the U.S. Investment Company Act of 1940 (i.e., a U.S. open-end mutual fund).


"EMPLOYEE" means any person employed by Brandes on either a full or part-time basis or any other person to whom the Code of Ethics shall apply in Brandes' reasonable discretion.




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2    Section 2(a)(36) of the Investment Company Act defines a "security" as "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing."


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